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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		December 14, 2004

AROTECH CORPORATION (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23336 (Commission File Number)	95-4302784 (IRS Employer Identification No.)

250 West 57th Street, Suite 310, New York, New York (Address of Principal Executive Offices)		10107 (Zip Code)

Registrant’s telephone number, including area code:		(212) 258-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01    Other Events.

On December 14, 2004, at a Special Meeting of Stockholders, the stockholders of the Registrant voted on the following matter with the following results:

1.  Ratifying, for purposes of NASD Marketplace Rule 4350(i)(1)(C)(ii), the issuance in July 2004 of five-year warrants to purchase up to 8,717,265 shares of Arotech Corporation common stock at a price of $1.38 per share:

Votes For	Votes Against	Abstentions	Shares Not Voting
12,922,150	3,486,253	203,444	56,597,504

Accordingly, the issuance of five-year warrants to purchase up to 8,717,265 shares of the Registrant’s common stock at a price of $1.38 per share was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION (Registrant)

Dated: December 14, 2004	By:	/s/ Robert S. Ehrlich
Name: Robert S. Ehrlich
Title: Chairman, President and CEO